UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2004

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

128 Sidney Street, Cambridge, MA 02139

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (617) 995-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 1, 2004, ImmunoGen, Inc. and Biogen Idec, Inc. entered into a development and license agreement. Under the terms of the agreement, Biogen Idec will receive exclusive worldwide rights to develop and commercialize anticancer therapeutics that comprise an antibody developed by Biogen Idec to an undisclosed tumor cell target and a maytansinoid cell-killing agent developed by ImmunoGen.

Biogen Idec will be responsible for the research, development, manufacturing, and marketing of any products resulting from the license. ImmunoGen will receive from Biogen Idec an upfront payment of $1 million, up to an additional $42 million if certain predetermined milestones are met, and royalties on the sales of any resultant products, if and when any such sales occur. ImmunoGen is also entitled to receive compensation from Biogen Idec for product development research and the production of preclinical and initial clinical materials.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Exhibit

99.1	Press Release of ImmunoGen, Inc. dated October 6, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: October 6, 2004	/s/ Virginia A. Lavery
Virginia A. Lavery
Vice President, Finance and Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release of ImmunoGen, Inc. dated October 6, 2004